Exhibits 10.29

RIDER 1

COMMENCEMENT DATE AGREEMENT

Wareham-NZL, LLC, a California limited liability company (“Landlord”), and Caribou Biosciences, a Delaware Corporation (“Tenant”), have entered into a certain Office/Laboratory Lease dated as of January 11, 2022 (the “Lease”).

WHEREAS, Landlord and Tenant wish to confirm and memorialize the Commencement Date of the Lease as provided for in Section 2.2 of the Lease;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and in the Lease, Landlord and Tenant agree as follows:

1.
Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.
2.
The Commencement Date (as defined in the Lease) of the Lease is January 13, 2022.
3.
Tenant hereby confirms the following:
(a)
That it has accepted possession of the Premises pursuant to the terms of the Lease; and
(b)
That the Lease is in full force and effect.
4.
Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.
5.
The Lease and this Commencement Date Agreement contain all of the terms, covenants, conditions and agreements between Landlord and Tenant relating to the subject matter herein. No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.

Rider 1-2